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                                                                    Exhibit 99.2




                                April 11, 1997


PanAmSat Corporation
One Pickwick Plaza
Greenwich, CT 06830
Attn.: James W. Cuminale
       Senior Vice President and General Counsel

                Re:  Consent of Frederick A. Landman
                     -------------------------------

Dear Sirs:

        I hereby consent to being named as a director of Magellan International, Inc. (to be renamed "PanAmSat Corporation") (the "Company") upon consummation of the Company's proposed public offering of shares of common stock (the "Offering") and the inclusion of my name and related biographical information contained under the caption "Management" in the Form S-4 Registration Statement of the Company proposed to be filed with the Securities and Exchange Commission on or about April 12, 1997, and any subsequent amendments or supplements thereto in connection with the Offering.


                                        Very truly yours,


                                        Frederick A. Landman